                                                                       Exhibit E






                         SECURITIES PURCHASE AGREEMENT


                                 by and among


                               CARRIER ONE, LLC

                       PROVIDENCE EQUITY PARTNERS L.P.,

                      PROVIDENCE EQUITY PARTNERS II L.P.

                STIG JOHANSSON, JOACHIM BAUER, EUGENE A. RIZZO,

                        KEES VAN OPHEM AND NEIL CRAVEN


                          Dated as of March 4 , 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                 Page
                                                                                                                 ----
ARTICLE I
         DEFINITIONS..........................................................................................    1
         -----------
                  Section 1.1       Definitions...............................................................    1
                                    -----------
                  Section 1.2       Hereof, Herein, etc.......................................................    5
                                    -------------------
                  Section 1.3       Computation of Time Periods...............................................    6
                                    ---------------------------

ARTICLE II
         SALE AND PURCHASE OF PURCHASED SECURITIES............................................................    6
         -----------------------------------------
                  Section 2.1       Sale and Purchase of the Purchased Securities.............................    6
                                    ---------------------------------------------
                  Section 2.2       Closing...................................................................    6
                                    -------
                  Section 2.3       Purchase of Additional Purchased Securities; Subsequent
                                    Closings..................................................................    6
                                    --------
                  Section 2.4       Use of Proceeds...........................................................    7
                                    ---------------

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................    8
         ---------------------------------------------
                  Section 3.1       Organization and Existence................................................    8
                                    --------------------------
                  Section 3.2       Authorization; No Conflicts...............................................    8
                                    ---------------------------
                  Section 3.3       Enforceability............................................................    9
                                    --------------
                  Section 3.4       Necessary Licenses........................................................    9
                                    ------------------
                  Section 3.5       Compliance with Law.......................................................    9
                                    -------------------
                  Section 3.6       Litigation................................................................   10
                                    ----------

ARTICLE IV
         PURCHASERS' REPRESENTATIONS..........................................................................   10
         ---------------------------
                  Section 4.1       Organization and Good Standing............................................   10
                                    ------------------------------
                  Section 4.2       Authorization.............................................................   10
                                    -------------
                  Section 4.3       Enforceability............................................................   10
                                    --------------

ARTICLE V
         CONDITIONS TO PURCHASERS' OBLIGATION TO PURCHASE
         AND THE COMPANY'S OBLIGATION TO SELL.................................................................   11
         ------------------------------------
                  Section 5.1       Purchasers' Closing Conditions............................................   11
                                    ------------------------------
                  Section 5.2       Company's Closing Conditions..............................................   12
                                    ----------------------------

ARTICLE VI
         EXPENSES; INDEMNITY..................................................................................   12
         -------------------
                  Section 6.1       Expenses..................................................................   12
                                    --------
                  Section 6.2       Indemnification...........................................................   12
                                    ---------------

ARTICLE VII
         NOTICES.............................................................................................    13
         -------

ARTICLE VIII
         AMENDMENTS, WAIVERS AND ASSIGNMENT..................................................................    14
         ----------------------------------

ARTICLE IX
         GOVERNING LAW.......................................................................................    15
         -------------

ARTICLE X
         ENTIRE AGREEMENT; COUNTERPARTS; SECTION HEADINGS....................................................    15
         ------------------------------------------------

LIST OF EXHIBITS
----------------

Exhibit A         Limited Liability Company Agreement
Exhibit B         Form of Employment Agreement
Exhibit C         Form of Registration Rights Agreement
Exhibit D         Form of Securityholders' Agreement
Exhibit E         Form of Opinion of Counsel to the Company
Exhibit F         Form of Opinion of Clifford Chance
Exhibit G         Form of Opinion of Bill, Isenegger & Ackermann

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

                               CARRIER ONE, LLC
                               900 Fleet Center
                               50 Kennedy Plaza
                        Providence, Rhode Island 02903


                              As of March 4, 1998


Providence Equity Partners L.P.
Providence Equity Partners II L.P.
901 Fleet Center
50 Kennedy Plaza
Providence, Rhode Island 02903

and

Stig Johannson
Joachim Bauer
Eugene A. Rizzo
Kees Van Ophem
Neil Craven
do Carrier One AG
Regus Building
Stockerhof
Dreikonig Strasse 31 A
8002 Zurich, Switzerland

Ladies and Gentlemen:

     The undersigned, Carrier One, LLC, a Delaware limited liability company (the "Company"), hereby agrees with you as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Section 1.1  Definitions.  Capitalized terms used herein and not otherwise
                  -----------
defined herein shall have the meanings set forth in this Article 1:
                                                         ---------

     Affiliate. The term "Affiliate" shall mean any Person directly or
     ---------
indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall include (a) any Person who is a manager, officer, director or beneficial owner of at least 8% of the then Equity Securities (on a fully diluted basis) of the Company (or other specified Person) and Family Members of any such Person, (b) any Person of which the Company (or other specified Person) or an Affiliate (as defined in clause
(a) above) of the Company (or other specified Person) shall, directly or indirectly, either beneficially own at least 10% of the then outstanding Equity Securities or constitute at least a 10% equity participant, and (c) in the case of a specified Person who is an individual, Family Members of such Person.

     Business Day. The term "Business Day" shall mean any day other than
     ------------
Saturday, Sunday, a federal holiday or other day on which commercial banks in the State of Rhode Island are required or permitted to close by law.

     Charter. The term "Charter" means the certificate or articles of
     -------
incorporation, by-laws, statute, constitution, joint venture, certificate of limited partnership, partnership agreement, articles of organization, limited liability company operating agreement or other organizational document of any Person other than an individual, each as from time to time amended or modified.

     Class A Units. The term "Class A Units" shall mean the Class A Units of the
     -------------
Company, having the rights, restrictions, privileges and preferences set forth in the LLC Agreement.

     Class B Units. The term "Class B Units" shall mean the Class B Units of the
     -------------
Company, having the rights, restrictions, privileges and preferences set forth in the LLC Agreement.

     Closing Date. The term Closing Date shall mean March 4, 1998 or such other
     ------------
date as the Company and the Purchasers may agree upon.

     Company. The term "Company" shall mean Carrier One, LLC, a Delaware limited
     -------
liability company, or any corporation into which Carrier One, LLC is converted or merged into or which becomes the direct or indirect owner of all the Equity Securities of Carrier One, LLC as contemplated by Section 4 of the Securityholders' Agreement.

     Contract. The term "Contract" shall mean all material contracts, leases,
     --------
plans and commitments and other agreements entered into by the Company or any Subsidiary which are in writing or have been orally agreed to by the Company or any of its Subsidiaries.

     Dollars. The term "Dollars" and "$" shall mean United States dollars.
     -------

     Employment Agreements. The term "Employment Agreements" shall mean those
     ---------------------
certain Employment Agreements, each dated as of the date hereof, by and between Carrier One AG, a Swiss corporation, which is an indirect wholly-owned subsidiary of the Company, and each of Stig Johansson, Joachim Bauer, Eugene A. Rizzo, Kees Van Ophem and Neil Craven in the form of

Exhibit B attached hereto, as the same may be amended, modified or supplemented
---------
from time to time.

     Environment. The term "Environment" shall mean soil, surface waters,
     -----------
groundwater, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium, whether indoors or outdoors.

     Environmental Laws. The term "Environmental Laws" shall mean all federal,
     ------------------
foreign, state, local or municipal environmental, health or safety-related laws, regulations, by-laws, rules, ordinances, judicial or administrative decrees or decisions, orders or requirements applicable to the Company or any of its Subsidiaries relating to the physical or environmental condition or use of their respective properties, their respective businesses or pollution or protection of human health or the Environment, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.,ss.9601, et seq., as amended ("CERCLA"), the Resource Conservation and
                -- ---
Recovery Act, 42 U.S.C.ss.690 1, et seq., as amended, the Clean Air Act, 42
                                 -- ---
U.S.C. ss.7401 et seq., as amended, the Clean Water Act, 33 U.S.Css.1251, et
               -- ---                                                     --
seq., the Toxic Substance Control Act, 15 U.S.C.ss.2601 et seq., the
---                                                     -- ---
Occupational Safety and Health Act, laws relating to Releases or threatened Releases of Hazardous Substances into the Environment or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, abatement, existence, holding, Release, transport or handling of Hazardous Substances, and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

     Equity Securities. The term "Equity Securities" means all authorized Units
     -----------------
or capital stock of the Company, including (i) all classes of Units or capital stock, voting and non-voting (including, without limitation, the Purchased Securities), (ii) any warrants, options or other rights to subscribe for or to acquire, directly or indirectly, whether pursuant to any division or split of any class of Unit or capital stock of the Company or in connection with a combination, exchange, reorganization. recapitalization, reclassification, merger, consolidation or similar business combination transaction involving the Company or otherwise, (iii) any other equity interests in the Company or any bonds, notes, debentures, or other securities convertible into or exchangeable for, directly or indirectly, any Units, capital stock or equity interests of the Company and (iv) any interests in any of the foregoing in each case outstanding at any time.

     Governmental Entities. The term "Governmental Entities" shall have the
     ---------------------
meaning given such term in the Securityholders Agreement.

     Hazardous Substances. The term "Hazardous Substances" means any pollutant,
     --------------------
contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum or petroleum product, each as defined or listed in, or classified pursuant to, any Environmental Laws.

     Licenses. The term "Licenses" shall mean all licenses, permits, consents,
     --------
approvals, concessions and authorizations of all Governmental Entities, whether foreign, federal, state or local, including, without limitation, any state public utilities commission and their equivalents in foreign countries.

     Lien. The term "Lien" shall mean (a) any encumbrance, mortgage, pledge,
     ----
lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

     LLC Agreement. The term "LLC Agreement" shall mean that certain Limited
     -------------
Liability Company Agreement of the Company in the form of Exhibit A attached hereto, as amended, modified, supplemented or restated from time to time.

     Majority Purchasers. The term "Majority Purchasers" shall mean, at any
     -------------------
time, the holders of at least a majority of the outstanding Purchased
Securities.

     Management. The term "Management" shall mean Stig Johansson, Joachim Bauer,
     ----------
Eugene A. Rizzo, Kees Van Ophem and Neil Craven.

     Material Adverse Effect. The term "Material Adverse Effect" shall mean,
     ------------------------
with respect to any Person, any effect that is, or series of related effects that are, in the aggregate, materially adverse to the business, assets, properties, condition (financial or otherwise) or prospects of such Person.

     Option Agreements. The term "Option Agreements" shall mean the Option
     -----------------
Agreements of even date herewith between the Company and each member of Management.

     Person. The term "Person" shall mean an individual, partnership, limited
     ------
liability company, corporation, association, trust, joint venture, unincorporated organization and any Governmental Entity.

     Purchased Securities. The term "Purchased Securities" shall mean the Class
     --------------------
A Units being purchased by the Purchasers pursuant to Section 2.1 of this Agreement, the capital stock issued or issuable or otherwise received by the Purchasers and/or the holders of their Equity Securities in connection with the transactions contemplated by Section 4 of the Securityholders' Agreement and any Units, capital stock or other securities of the Company issued or issuable upon an exchange, conversion, reorganization, reclassification, recapitalization, merger, consolidation or other similar business transaction involving the Company, its Subsidiaries or otherwise.

     Purchaser. The term "Purchaser" shall mean the several purchasers named in
     ---------
Schedule 2.1 (individually, a "Purchaser" and collectively, the "Purchasers") and their respective successors and assigns.

     Related Agreements. The term "Related Agreements" shall mean the Employment
     ------------------
Agreements, the LLC Agreement, the Securityholders' Agreement, the Registration Rights Agreement and the Option Agreements.

     Release. The term "Release" shall mean a "Release" as defined in any
     -------
Environmental Laws, including, but not limited to, any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the Environment in violation of any Environmental Laws.

     Registration Rights Agreement. The term "Registration Rights Agreement"
     -----------------------------
shall mean that certain Registration Rights Agreement, dated the date hereof, by and among the Company, and the Purchasers, in the form of Exhibit C attached hereto, as the same may be amended, modified or supplemented from time to time.

     Securities Act. The term "Securities Act" shall mean all applicable
     --------------
securities laws, rules, regulations, notices and policies in force in the United States, as amended, modified or supplemented from time to time.

     Securityholders' Agreement. The term "Securityholders' Agreement" shall
     --------------------------
mean that certain Securityholders' Agreement, dated the date hereof, among the Company, the Purchasers and Management, in the form of Exhibit D attached hereto, as the same may be amended, modified or supplemented from time to time.

     Subsidiary. The term "Subsidiary" shall mean any Person of which the
     ----------
Company or other specified Person now or hereafter shall at the time own, directly or indirectly through a Subsidiary, at least a majority of the outstanding Equity Securities (or other shares of beneficial interest) entitled to vote generally.

     "Tax" or "Taxes". The term "Tax" or "Taxes" shall mean all taxes, charges,
      ---------------
fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax, including, without limitation, pension plan contributions and workers compensation premiums, together with any interest, fines and penalties imposed by any Governmental Authority, and whether disputed or not.

     Units. The term "Units" shall mean the Units of the Company issued to its'
     -----
members pursuant to the LLC Agreement, including, without limitation, the Class A Units and the Class B Units.

     Section 1.2  Hereof, Herein, etc. The words "hereof', "herein" and
                  -------------------
"hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified herein, the term "or" has the inclusive meaning represented by the term "and/or" and the term "including" is not limiting. All references as to "Sections", "Subsections", "Articles", "Schedules" and "Exhibits" shall be to Section, Subsections, Articles, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided.

     Section 1.3  Computation of Time Periods. In the computation of periods of
                  ---------------------------
time from a specified date to a later specified date, unless otherwise specified herein the words "commencing on" mean "commencing on and including", the word "from" means "from and including" and the words "to" and "until" each means "to and including".


                                  ARTICLE II

                   SALE AND PURCHASE OF PURCHASED SECURITIES
                   -----------------------------------------

     Section 2.1  Sale and Purchase of the Purchased Securities. Subject to all
                  ---------------------------------------------
of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, the Company agrees to issue and sell to each Purchaser and each Purchaser agrees to purchase, on the Closing Date, the number and class of Purchased Securities set forth opposite the name of such Purchaser under the heading "Number of Purchased Securities to be Purchased at Initial Closing" on Schedule 2.1, at a purchase price per Unit of $1.00 (U.S.) (the "Per Unit Price"). The sale of the Purchased Securities to each Purchaser at the Initial Closing and each Subsequent Closing (as defined in Section 2.3(b), shall constitute a separate sale hereunder.

     Section 2.2  Closing. The initial closing of the purchase and sale of the
                  -------
Purchased Securities contemplated by Section 2.1 (the "Initial Closing") will take place at the offices of Edwards & Angell, 2700 Hospital Trust Tower, Providence, Rhode Island 02903 at 10:00 a.m. on March 4, 1998, or at such other time, date and place as the parties hereto may agree upon. Subject to the satisfaction of the conditions to closing set forth in Article V. as payment in full for the Purchased Securities being purchased by the Purchasers under this Agreement on the Closing Date, on the Closing Date (i) each Purchaser shall deliver to the Company, in immediately available funds, an amount equal to (a) the aggregate number of Purchased Securities set forth opposite such Purchaser's name under the heading "Number of Purchased Securities to be Purchased at Initial Closing" on Schedule2A, multiplied by (b) $1.00 (U.S.), and (ii) the Company will issue and deliver a written receipt or certificate or certificates evidencing the number of Purchased Securities issued to such Purchaser.

     Section 2.3  Purchase of Additional Purchased Securities; Subsequent
                  -------------------------------------------------------
Closings.
--------

             (a) At the Subsequent Closings, subject to the terms and conditions set forth herein, the Company shall sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, at the Per Unit Price, an aggregate of up to that number of Purchased Securities indicated on Schedule
                                                                       --------
2.1 under the heading "Number of Shares of Purchased Securities to be
---

Purchased at Subsequent Closings" (collectively, the "Additional Purchased Securities"). The maximum number of Additional Purchased Securities shall aggregate the maximum number of Class A Units to be purchased by all Purchasers as reflected on Schedule 2.1 less the aggregate number of Class A Units purchased at the Initial Closing.

             (b) The Company may, upon at least thirty (30) days prior written notice to each Purchaser given by the Company's Board of Directors (the "Call Notice"), designate a date (which shall be a Business Day) for the closing (a "Subsequent Closing") of the purchase by the Purchasers of Additional Purchased Securities (each a "Subsequent Closing Date"), which Call Notice shall specify the aggregate number of Purchased Securities to be purchased by the Purchasers on such Subsequent Closing Date. The determination of whether to make a Call Notice shall be in the sole and absolute discretion of the Board of Directors. No Call Notices shall be given after March 31, 2001 without the written approval of the Majority Purchasers. Notwithstanding the foregoing, the Company shall be obligated to cause one or more Call Notices to be made to assure that the Company and its Subsidiaries have sufficient funds to pay the amounts owed to Management under the Employment Agreements from the date hereto to March 1, 1999 (the "Management Compensation Calls"). Subject to the provisions of this Section 2.3, at each Subsequent Closing the Purchasers shall purchase the Additional Purchased Securities specified in the applicable Call Notice pro rata in proportion to the number of Purchased Securities initially purchased by each Purchaser at the Initial Closing. Each Subsequent Closing will take place at the offices of Edwards & Angell, 2700 Hospital Trust Tower, Providence, Rhode Island 02903 at 10:00 a.m. on the date specified in the Call Notice or at such other time, date and place as the Company and the Majority Purchasers may agree upon.

             (c) The obligation of each Purchaser to purchase and pay for the Additional Purchased Securities at each Subsequent Closing is subject to (i) each of the Company's representations and warranties set forth in Section 3
                                                                  ---------
being true and correct in all material aspects as of the Closing Date and being true and correct in all material respects as of such Subsequent Closing Date,
(ii) there shall have occurred no material adverse change in the assets, business, condition (financial or otherwise) or prospects of the Company or its Subsidiaries taken as a whole as determined by the Majority Purchasers in their sole and absolute discretion, (iii) there shall have been no material breach or violation by any party (other than a Purchaser) under any Related Agreement and
(iv) the Company shall have developed a business plan satisfactory to the Majority Purchasers and shall be in material compliance therewith; provided the satisfaction of the conditions set forth in clauses (i) - (iv) shall not be applicable to Management Compensation Calls. Any one or more of such conditions may be waived with the prior written consent of the Majority Purchasers, in their sole and absolute discretion, and all Purchasers shall be bound by such waiver of conditions, provided that a waiver of any of the foregoing conditions with respect to a Subsequent Closing shall not operate as a waiver of such condition with respect to any other Subsequent Closing.

     Section 2.4  Use of Proceeds. Proceeds from the sale of the Purchased
                  ---------------
Securities hereunder shall be used for working capital and general corporate purposes as determined from time to time by the Company's Board of Directors.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     In order to induce the Purchasers to enter into this Agreement and to purchase the Purchased Securities, the Company hereby represents and warrants that:

     Section 3.1  Organization and Existence. (a) The Company is duly organized,
                  --------------------------
validly existing and in good standing in its jurisdiction of organization and is duly qualified as a foreign limited liability company and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary except where the failure to so qualify would not have a Material Adverse Effect. The Company has the power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

             (b) Each of the Company's Subsidiaries is duly organized, validly existing and in good standing in its jurisdiction of incorporation and is duly qualified as a foreign entity and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary and where the failure to so qualify would not have a Material Adverse Effect. Schedule 3.1(b) sets forth, for each Subsidiary of the
                         ---------------
Company, its jurisdiction of incorporation and each jurisdiction where it is duly qualified as a foreign entity. Each of the Subsidiaries has the power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

     Section 3.2  Authorization; No Conflicts. The execution, delivery and
                  ---------------------------
performance by the Company of this Agreement and of each Related Agreement, and the issuance and sale by the Company of the Purchased Securities hereunder, (a) are within its power and authority, and (b) have been duly authorized by all necessary action of the Company and its members and by all other requisite proceedings. Neither the execution and delivery by the Company of this Agreement or any Related Agreement nor the consummation by the Company of the transactions contemplated thereby (including, without limitation, the purchase and sale of the Purchased Securities hereunder) (a) will violate any provision of the Charter of the Company or any of its Subsidiaries, (b) will violate or conflict with any applicable statute, law, ordinance, rule, regulation, order, judgment, writ, injunction, license, permit or decree applicable to the Company or any of its Subsidiaries, (c) will conflict with or constitute a violation of or a default (or an event which with notice or lapse of time or both, would constitute a default) under, or will result in the termination of, or accelerate performance required by, any contract to which the Company or any of its Subsidiaries is a party or to which any of the assets or properties of the Company or any of its Subsidiaries are subject, (d) will result in the creation of any Lien upon any of the Equity Securities of the Company or any of its Subsidiaries or upon any of the property or assets of the Company or any of its Subsidiaries, or (e) will require the consent, authorization or approval of, or notice to or filing or registration with, any Person.

         Section 3.3 Enforceability. The execution and delivery by the Company
                     --------------
of this Agreement and of each of the Related Agreements, and the issuance and sale by the Company of the Purchased Securities hereunder, will result in legally binding obligations of the Company enforceable against the Company in accordance with the respective terms and provisions hereof and thereof.

         Section 3.4 Necessary Licenses. (a) Schedule 3.4 sets forth a list of
                     ------------------      ------------
each License held by the Company or any of its Subsidiaries in the conduct of its business. Except as set forth on Schedule 3.4, the Company and its
                                     ------------
Subsidiaries holds all necessary Licenses which are required in connection with the ownership and operation of its business. All Licenses are in full force and effect. The Company and its Subsidiaries have complied with the terms of the Licenses which they hold and there are no pending modifications, amendments or revocations of the Licenses which would adversely affect the ownership or the operation of its business. All fees due and payable from the Company or any of its Subsidiaries to Governmental Entities pursuant to the Licenses have been paid. All reports required of the Company or any of its Subsidiaries to be filed in connection with the Licenses have been timely filed and are accurate and complete.

               (b)   Except as specified in Schedule 3.4, no registrations,
                                            ------------
filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement or any Related Agreement, or of the consummation of the transactions contemplated hereby or thereby (a) to avoid the loss of any License or any asset, property or right pursuant to the terms thereof or the violation or breach of any law applicable thereto, or (b) to enable the Company and its Subsidiaries to hold and enjoy the same after the Closing Date in the conduct of its business as conducted immediately prior to the Closing Date. In particular, except as set forth in Schedule 3.4. execution
                                                        ------------
and delivery of this Agreement and the Related Agreements, and consummation of the transactions contemplated therein, will not constitute a change of control in the Company or its Subsidiaries, or otherwise require authorization, approval, consent, or filing of registration with any Governmental Entity, and will not violate or conflict with any applicable provision of the laws, rules, and regulations administered by any Governmental Entity.

         Section 3.5 Compliance with Law.
                     -------------------

         Neither the Company nor any Subsidiary is in default under, or in violation of, any laws, rules or regulations (including, without limitation, foreign, federal, state or local laws, rules or regulations relating to the issuance or sale of securities, telecommunications, anti-trust, occupational safety, the protection of the environment, transportation, storage or disposal of hazardous waste, anti-pollution and air and water quality laws), or any Licenses, granted by, or any judgment, decree, writ, injunction or order of, any Governmental Entity, applicable to its business or any of its properties or assets, which defaults and violations would in the aggregate expose the Company and its Subsidiaries to liabilities in excess of an aggregate of $50,000 or otherwise materially adversely affect the assets or properties or business or operations of the Company and its Subsidiaries or requiring or prohibiting future activities. Neither the Company nor any Subsidiary has received any notification alleging any violations of any of the foregoing with respect to which adequate corrective action has not been taken.

         Section 3.6 Litigation. (a) There is no suit, claim, action, proceeding
                     ----------
or investigation pending or, to the best knowledge of the Company after inquiring of its officers and employees, threatened against or adversely affecting the Company or any of its Subsidiaries, any of their assets or properties, any officer or director of the Company or any of its Subsidiaries or the consummation of the transactions contemplated by this Agreement or any Related Agreement, at law or in equity or before any Governmental Entity or before any arbitrator of any kind and there is no reasonable basis for any such suit, claim, action, proceeding or investigation. Neither the Company nor any Subsidiary nor any officer or director thereof is a party to or subject to (x) any judgment, order, writ, injunction or decree affecting it or any of its assets or properties or requiring or prohibiting future activities or (y) any settlement agreement.

         (b) Neither the Company nor any Subsidiary nor any officer or director thereof has been party to administrative or regulatory proceedings or other governmental investigations or inquiries, pending or threatened, affecting business operations of the Company or any Subsidiary.

                                  ARTICLE IV

                          PURCHASERS' REPRESENTATIONS
                          ---------------------------

         Section 4.1 Organization and Good Standing. Each Purchaser that is not
                     ------------------------------
an individual represents that it is validly existing and in good standing under the laws of the state of its formation.

         Section 4.2 Authorization. Each Purchaser represents that this
                     -------------
Agreement and the Related Agreements to which it is a party have been executed by him, or in the case of a Purchaser which is not an individual by a duly authorized Person on its behalf and the execution, delivery and performance hereof and thereof (a) have been duly authorized by all appropriate action, and
(b) will not violate the provision of any material law or regulation of any Governmental Entity applicable to it or constitute a violation of any material agreement or instrument by which it is bound.

         Section 4.3 Enforceability. Each Purchaser represents that the
                     --------------
execution and delivery of this Agreement and the Related Agreements and the transactions contemplated thereunder will result in legally binding obligations of such Purchaser enforceable against such Purchaser in accordance with the respective terms and provisions hereof and thereof, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

                                   ARTICLE V

               CONDITIONS TO PURCHASERS' OBLIGATION TO PURCHASE
                     AND THE COMPANY'S OBLIGATION TO SELL
                     ------------------------------------

         Section 5.1 Purchasers' Closing Conditions. Each Purchaser's obligation
                     ------------------------------
to purchase the Purchased Securities pursuant to Section 2.1 is subject to
                                                 -----------
compliance by the Company with its agreements herein contained, and to the satisfaction, on or prior to the Closing Date of the following conditions:

               (a)  Related Agreements. Each of the Related Agreements shall
                    ------------------
have been executed and delivered in a form satisfactory to the Purchasers. All covenants, agreements and conditions contained in the Related Agreements which are to be performed or complied with on or prior to the Closing Date shall have been performed or complied with in all material respects.

               (b)  Legal Opinion. The Purchaser shall have received from
                    -------------
Edwards & Angell, counsel to the Company, an opinion substantially in the form of Exhibit E attached hereto.
   ---------

               (c)  UK Opinion. The Purchasers shall have received from Clifford
                    ----------
Chance, special United Kingdom counsel to the Company, an opinion substantially in the form of Exhibit F attached hereto.
               ---------

               (d)  Management Counsel Opinion. The Purchasers shall have
                    --------------------------
received from Bill, Isenegger & Ackermann, counsel to Management, an opinion in the form of Exhibit G attached hereto.
            ----------

               (e)  Legality: Governmental and Other Authorizations. The
                    -----------------------------------------------
purchase of the Purchased Securities shall not be prohibited by any law or governmental order or regulation, and shall not subject any Purchaser to any penalty, special Tax, or other onerous condition. All necessary consents, approvals, Licenses, orders and authorizations of. and registrations, declarations and filings with, any Governmental Entity or any other Person, with respect to any of the transactions contemplated by this Agreement or any of the Related Agreements, shall have been duly obtained or made and shall be in full force and effect.

               (f)  No Default. The Company shall not be in material default
                    ----------
under any of its Contracts.

               (g)  General. All instruments and corporate proceedings in
                    -------
connection with the transactions contemplated by this Agreement and the Related Agreements shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers shall have received copies of all documents, including, without limitation, records of corporate or other proceedings, opinions of counsel and consents which the Purchaser may have reasonably requested in connection therewith.

         Section 5.2 Company's Closing Conditions. The Company's obligation to
                     ----------------------------
sell the Purchased Securities pursuant to Section 2.1 is subject to the
                                          -----------
representations and warranties of the Purchasers contained herein being true and correct in all material respects on and as of the Closing Date.

                                  ARTICLE VI

                              EXPENSES; INDEMNITY
                              -------------------

         Section 6.1 Expenses. The Company hereby agrees to pay at the Closing
                     --------
all reasonable fees, costs and expenses incurred by the Purchasers, and approved by the Majority Purchasers, in connection with the transactions hereunder and in connection with any amendments or waivers (whether or not the same become effective) hereof and all reasonable expenses incurred by the Purchasers in connection with the enforcement of any rights hereunder or with respect to any Purchased Security, including without limitation (i) the cost and expenses of preparing and duplicating this Agreement, each Related Agreement and the Purchased Securities; (ii) the cost of delivering to each Purchaser's principal office, insured to such Purchaser's satisfaction, the Purchased Securities sold to such Purchaser hereunder and any securities delivered to such Purchaser in exchange therefor or upon any exercise, conversion or substitution thereof~
(iii) the reasonable fees, expenses and disbursements of Edwards & Angell, Purchasers' counsel, Clifford Chance, Purchaser's European counsel and other special counsel engaged by Purchaser in connection with the preparation, administration or interpretation of this Agreement and the Related Agreements and other agreements, documents and instruments mentioned herein or therein, the Closing, any amendments, modifications, approvals, consents or waivers hereto, thereto, hereunder or thereunder; (iv) the out-of-pocket fees, expenses and costs incurred by the Purchasers in connection with the Purchasers' due diligence investigation of the Company and its Subsidiaries, including the fees and expenses of accountants, consultants and other professionals; and (v) all Taxes (other than Taxes determined with respect to income and Taxes relating to any transfer of the Purchased Securities to any Person other than to the Company) including, without limitation, any recording fees, filing fees and documentary stamp and similar Taxes at any time payable in respect of this Agreement or any Related Agreement or the issuance of any of the Purchased Securities and any securities issued in exchange therefor.

         Section 6.2 Indemnification. The Company hereby further agrees to
                     ---------------
indemnify, exonerate and hold each Purchaser and its (if applicable) general and limited partners and their respective shareholders, officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred in any capacity by any of the indemnities as a result of or relating to (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with proceeds from the sale of any of the Purchased Securities, (ii) the execution, delivery, performance or enforcement of this Agreement, the Related Agreements or any agreement, document or instrument contemplated hereby or thereby (including, without limitation, any failure by the Company to comply with any of the covenants thereunder), (iii) any breach of any representation or warranty of the Company in this Agreement or any Related Agreement, (iv) any violation of any Environmental Laws with respect to conditions at the property now, heretofore or hereafter owned or used by the Company or any of its Subsidiaries or the operations conducted thereon, and (v) the investigation or remediation of offsite locations at which the Company or any of its Subsidiaries or their predecessors are alleged to have directly or indirectly disposed of Hazardous Materials.

                                  ARTICLE VII

                                    NOTICES
                                    -------

         Any notices or other communications required to be given pursuant to this Agreement shall be in writing and shall be deemed given: (i) upon delivery, if by hand; (ii) three (3) Business Days after mailing, if sent by registered or certified mail, postage prepaid, return receipt requested; (iii) one (1) Business Day after mailing, if sent via overnight courier; or (iv) upon transmission, if sent by telex or facsimile except that if such notice or other communication is received by telex or facsimile after 5:00 p.m. on a Business Day at the place of receipt, it shall be effective as of the following Business Day. All notices and other communications hereunder shall be given as follows:

                  (a)      If to the Company, to it at:

                           c/o Providence Equity Partners, Inc.
                           900 Fleet Center
                           50 Kennedy Plaza
                           Providence, RI 02903
                           Attention: Glenn M. Creamer
                           Facsimile: (401) 751-1790
                           Telephone: (401) 751-1700

                  (b) If to Providence Equity Partners L.P. or Providence Equity Partners 11 L.P., to it at:

                           c/o Providence Equity Partners L.L.C.
                           900 Fleet Center
                           50 Kennedy Plaza
                           Providence, Rhode Island 02903
                           Attention: Glenn M. Creamer
                           Facsimile: (401) 751-1790
                           Telephone: (401) 751-1700
                           with a copy to:

                           Edwards & Angell
                           2700 Hospital Trust Tower
                           Providence, Rhode Island 02903
                           Attention: David K. Duffell, Esq.
                           Facsimile: 401-276-6602
                           Telephone: 401-274-9200

                  (c)      If to members of Management, to them at:

                           c/o Carrier One AG
                           Regus Building
                           Stockerhof
                           Dreikonig Strasse 31 A
                           8002 Zurich, Switzerland

Any party may change its address for receiving notice by written notice given to the other names above in the manner provided above.

                                 ARTICLE VIII

                      AMENDMENTS, WAIVERS AND ASSIGNMENT
                      ----------------------------------

         No modification to or amendment of any provision of this Agreement shall be effective against the Company or any Purchaser unless such modification or amendment is approved in writing by the Majority Purchasers and the Company. No waiver of the rights and obligations hereunder of any party hereto shall be effective unless such waiver is in writing and duly executed and delivered by
(a) the Majority Purchasers (in the event such waiver is sought by the Company), or (b) the Company (in the event such waiver is sought by any Purchaser). The failure of any party hereto to enforce any of provision of this Agreement shall in no way be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any amendment or waiver effected in accordance with this Article VIII shall be binding upon the Company and each
                     ------------
holder of any Purchased Security sold pursuant to this Agreement. The Company acknowledges and agrees that any Purchaser which is not an individual, upon the approval of the Majority Purchasers, shall have the right to assign its rights and obligations hereunder to one or more institutional or venture capital investors and shall be released from its commitments hereunder to the extent assigned; provided that Providence Equity Partners L.P. and its affiliates shall retain sufficient Purchased Securities to be the Majority Purchasers.

                                  ARTICLE IX

                                 GOVERNING LAW
                                 -------------

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE SUBSTANTIVE LAWS OF ANY OTHER STATE, AND SHALL BIND AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

                                   ARTICLE X

               ENTIRE AGREEMENT; COUNTERPARTS; SECTION HEADINGS
               ------------------------------------------------

         This Agreement, the Purchased Securities and the Related Agreements set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any prior written or oral understandings with respect thereto. This Agreement may be executed simultaneously in one or more counterparts thereof, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

                                  ARTICLE XI

                   WAIVER OF JURY TRIAL WAIVER OF JURY TRIAL
                   -----------------------------------------

         The parties hereto each hereby knowingly, voluntarily and intentionally waive any rights to have a trial by jury in respect of an litigation (whether as claim, counter-claim, affirmative defense of otherwise) in connection with or in any way related to this Agreement.

         If the foregoing corresponds with your understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below.

                                Very truly yours,
                                CARRIER One, LLC


                                By:_________________________________
                                Name:  Glenn M. Creamer
                                Title: Chairman

Accepted and agreed to:

PROVIDENCE EQUITY PARTNERS L.P.


By:______________________
Name:  Glenn M. Creamer
Title: Managing Director


PROVIDENCE EQUITY PARTNERS II L.P.
By: Providence Equity Partners L.L.C.,
its general partner


By:______________________
Name:  Glenn M. Creamer
Title: Managing Director


_________________________
Stig Johansson


_________________________
Joachim Bauer


_________________________
Eugene A. Rizzo


_________________________
Kees Van Ophem


_________________________
Neil Craven


               [Signature page to Securities Purchase Agreement]

                                AMENDMENT NO. 1
                                      TO
                         SECURITIES PURCHASE AGREEMENT
                                      AND
                          SECURITYHOLDERS' AGREEMENT


     This Amendment No. 1, dated as of April 1, 1998, is entered into by and among Carrier One, LLC, a limited liability company formed under the laws of Delaware (the "Company"), and the Persons listed on the signature pages hereto (said Amendment being referred to as "this Amendment"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the "Securities Purchase Agreement" (as defined below) and the "Securityholders' Agreement" (as defined below) as amended hereby.


                                  WITNESSETH:

     WHEREAS, the Company, Providence Equity Partners L.P. ("PEP"), Providence Equity Partners II L.P. (PEP II"), Stig Johansson, Joachim Bauer, Eugene A. Rizzo, Kees Van Ophem and Neil Craven are parties to the Securities Purchase Agreement, dated as of March 4, 1998 (the "Securities Purchase Agreement");

     WHEREAS, the Company, Providence Equity Partners L.P. ("PEP"), Providence Equity Partners II L.P. ("PEP II"), Stig Johansson, Joachim Bauer, Eugene A. Rizzo, Kees Van Ophem and Neil Craven are parties to the Securityholders' Agreement, dated as of March 4, 1998 (the "Securityholders' Agreement");

     WHEREAS, the Company and the Majority Purchasers have agreed to amend the Securities Purchase Agreement and Securityholders' Agreement as provided herein;

     NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

     SECTION 1.  Amendment to Securities Purchase Agreement. Effective as of the
                 ------------------------------------------
date hereof, the Securities Purchase Agreement is hereby amended as follows:

     1.1 Terje Nordahl ("Nordahl") and Edward Gross ("Gross") are hereby added as additional Purchasers and agree to be bound by all of the terms and conditions of the Securities Purchase Agreement and this Amendment and the Company and the Majority Purchasers hereto consent to Nordahl and Gross being added as additional Purchasers.

     1.2  Schedule 2.1 to the Securities Purchase Agreement is hereby deleted in
          ------------
its entirety and the revised Schedule 2.1, attached to this Amendment as Exhibit
                             ------------                                -------
A, is substituted therefor.
-

     SECTION 2.  Amendment to Securityholders' Agreement. Effective as of the
                 ---------------------------------------
date hereof, the Securityholders' Agreement is hereby amended as follows:

     2.1 Nordahl and Gross are hereby added as Securityholders, Management and Management Holders and agree to be bound by all of the terms and conditions of the Securityholders' and this Amendment and the Company and the Majority Purchasers hereto consent to Nordahl and Gross being added as Securityholders, Management and Management Holders.

     SECTION 3. Representations and Warranties.
                ------------------------------

     3.1 The Company hereby represents and warrants that (i) it has full power and authority to execute and deliver this Amendment and to perform its obligations hereunder, (ii) it has taken all action necessary for the execution and delivery by it of this Amendment and the performance by it of its obligations hereunder, and (iii) this Amendment constitutes its valid and binding obligation enforceable against it in accordance with its terms except to the extent enforceability may be subject to bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally or the application of principles of equity, whether in an action at law or proceeding in equity.

     SECTION 4. Reference to and Effect Upon the Securities Purchase Agreement
                --------------------------------------------------------------
and Securityholders' Agreement.
------------------------------

     4.1 Except as specifically amended above, the Securities Purchase Agreement and Securityholders' Agreement shall remain in full force and effect and are hereby ratified and confirmed.

     4.2 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser or Securityholder under the Securities Purchase Agreement and Securityholders' Agreement, nor constitute an amendment of any provision of the Securities Purchase Agreement or Securityholders' Agreement, except as specifically set forth herein. Upon the effectiveness of this Amendment (i) each reference in the Securities Purchase Agreement and the Securityholders' Agreement to "this Agreement, "hereunder", "hereof', "herein" or words of similar import shall mean and be a reference to the Securities Purchase Agreement or Securityholders' Agreement, as the case may be, as amended hereby.

     SECTION 5. Governing Law. This Amendment shall be governed by and construed
                -------------
under the laws of Delaware as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

     SECTION 6. Section Titles. The section titles contained in this Amendment
                --------------
are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     SECTION 7. Counterparts. This Amendment may be executed in any number of
                ------------
counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.



                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto as of the day and year first above written.


                                        CARRIER ONE, LLC


                                        By:_____________________________________
                                           Name:  Glenn M. Creamer
                                           Title: Chairman


                                        PROVIDENCE EQUITY PARTNERS L.P.,
                                        By Providence Equity Partners L.L.C.,
                                        its general partner


                                        By:_____________________________________
                                           Name:  Glenn M. Creamer
                                           Title: Managing Director


                                        PROVIDENCE EQUITY PARTNERS II L.P.
                                        By Providence Equity Partners L.L.C.,
                                        its general partner


                                        By:_____________________________________
                                           Name:  Glenn M. Creamer
                                           Title: Managing Director



                                        ________________________________________
                                        Terje Nordahl


                                        ________________________________________
                                        Edward Gross



   [Signature page to Amendment No. 1 to Securities Purchase Agreement and
                          Securityholders' Agreement]

                                AMENDMENT NO. 2
                                      TO
                         SECURITIES PURCHASE AGREEMENT
                                      AND
                          SECURITYHOLDERS' AGREEMENT


     This Amendment No. 2, dated as of May 29 , 1998, is entered into by and among Carrier One, LLC, a limited liability company formed under the laws of Delaware (the "Company"), and the Person listed on the signature pages hereto (said Amendment being referred to as "this Amendment"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the "Securities Purchase Agreement" (as defined below) and the "Securityholders' Agreement" (as defined below) as amended hereby.

                                  WITNESSETH:

     WHEREAS, the Company, Providence Equity Partners L.P. ("PEP"), Providence Equity Partners II L.P. (PEP II"), Stig Johansson, Joachim Bauer, Eugene A. Rizzo, Kees Van Ophem, Neil Craven, Terje Nordahl and Edward Gross are parties to the Securities Purchase Agreement dated as of March 4, 1998 as amended by Amendment No. 1 to Securities Purchase Agreement and Securityholders Agreement dated April 1, 1998 (the "Securities Purchase Agreement");

     WHEREAS, the Company, Providence Equity Partners L.P. ("PEP"), Providence Equity Partners II L.P. ("PEP II"), Stig Johansson, Joachim Bauer, Eugene A. Rizzo, Kees Van Ophem, Neil Craven, Terje Nordahl and Edward Gross are parties to the Securityholders' Agreement dated as of March 4, 1998 as amended by Amendment No. 1 to Securities Purchase Agreement and Securityholders Agreement dated April 1, 1998 (the "Securityholders' Agreement");

     WHEREAS, the Company and the Majority Purchasers have agreed to amend the Securities Purchase Agreement and Securityholders' Agreement as provided herein;

     NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

     SECTION 1. Amendment to Securities Purchase Agreement. Effective as of the
                ------------------------------------------
date hereof, the Securities Purchase Agreement is hereby amended as follows:

     1.1 Philip Poulter ("Poulter") is hereby added as and additional Purchaser and agree to be bound by all of the terms and conditions of the Securities Purchase Agreement and this Amendment and the Company and the Majority Purchasers hereto consent to Poulter being added as an additional Purchaser.

     1.2  Schedule 2.1 to the Securities Purchase Agreement is hereby deleted in
          ------------
its entirety and the revised Schedule 2.1, attached to this Amendment as Exhibit
                             ------------                                -------
A, is substituted therefor.
-

     SECTION 2.  Amendment to Securityholders' Agreement. Effective as of the
                 ---------------------------------------
date hereof, the Securityholders' Agreement is hereby amended as follows:

     2.1 Poulter is hereby added as a Securityholder, Management and Management Holder and agrees to be bound by all of the terms and conditions of the Securityholders' Agreement and this Amendment and the Company and the Majority Purchasers hereto consent to Poulter being added as a Securityholder, Management and Management Holder.

     SECTION 3.  Representations and Warranties.
                 ------------------------------

     3.1 The Company hereby represents and warrants that (i) it has full power and authority to execute and deliver this Amendment and to perform its obligations hereunder, (ii) it has taken all action necessary for the execution and delivery by it of this Amendment and the performance by it of its obligations hereunder, and (iii) this Amendment constitutes its valid and binding obligation enforceable against it in accordance with its terms except to the extent enforceability may be subject to bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally or the application of principles of equity, whether in an action at law or proceeding in equity:

     SECTION 4.  Reference to and Effect Upon the Securities Purchase Agreement
                 --------------------------------------------------------------
and Securityholders' Agreement.
------------------------------

     4.1 Except as specifically amended above, the Securities Purchase Agreement and Securityholders' Agreement shall remain in full force and effect and are hereby ratified and confirmed.

     4.2 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser or Securityholder under the Securities Purchase Agreement and Securityholders' Agreement, nor constitute an amendment of any provision of the Securities Purchase Agreement or Securityholders' Agreement, except as specifically set forth herein. Upon the effectiveness of this Amendment (i) each reference in the Securities Purchase Agreement and the Securityholders' Agreement to "this Agreement", "hereunder", "hereof," "herein" or words of similar import shall mean and be a reference to the Securities Purchase Agreement or Securityholders' Agreement, as the case may be, as amended hereby.

     SECTION 5.  Governing Law. This Amendment shall be governed by and
                 -------------
construed under the laws of Delaware as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

     SECTION 6.  Section Titles. The section titles contained in this Amendment
                 --------------
are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     SECTION 7.  Counterparts. This Amendment may be executed in any number of
                 ------------
counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.


                 [Remainder of page intentionally left blank]

                                AMENDMENT NO. 3
                                      TO
                         SECURITIES PURCHASE AGREEMENT


     This Amendment No. 3, dated as of June 30, 1998. is entered into by and among Carrier One, LLC, a limited liability company formed under the laws of Delaware (the "Company"), and the Persons listed on the signature pages hereto (said Amendment being referred to as "this Amendment"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the "Securities Purchase Agreement" (as defined below).

                                  WITNESSETH:

     WHEREAS, the Company, Providence Equity Partners L.P. ("PEP"), Providence Equity Partners II L.P. ("PEP 11"), Stig Johansson, Joachim Bauer, Eugene A. Rizzo, Kees Van Ophem, Neil Craven, Terje Nordahl. Edward Gross and Philip Poulter are parties to that certain Securities Purchase Agreement, dated as of March 4, 1998 as amended by Amendment No. I to Securities Purchase Agreement and Securityholders' Agreement dated as of April 1, 1998 and as further amended by Amendment No. 2 to Securities Purchase Agreement and Securityholders' Agreement dated as of May 29, 1998 (as the same may be further amended in accordance with its terms, the "Securities Purchase Agreement");

     WHEREAS. the Company and the Majority Purchasers have agreed to amend the Securities Purchase Agreement as provided herein;

     NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

     SECTION 1. Amendment to Securities Purchase Agreement. Effective as of the
                ------------------------------------------
date hereof, the Securities Purchase Agreement is hereby amended as follows:

     1.1 Primus Capital Fund IV Limited Partnership ("PCF") and Primus Executive Fund Limited Partnership ("PEF") are hereby added as additional Purchasers as of the date hereof and agree to be bound by all of the terms and conditions of the Securities Purchase Agreement and this Amendment and the Company and the Majority Purchasers hereby consent to PCF and PEF being added as additional Purchasers.

     1.2  Schedule 2.1 to the Securities Purchase Agreement is hereby deleted in
          ------------
its entirety and the revised Schedule 2.4, attached to this Amendment as Exhibit
                             ------------                                -------
A, is substituted therefor.
-

     1.3 The following defined terms set forth in Section 1.1 of the Securities Purchase Agreement are modified and amended to read as follows:

     Affiliate. The term "Affiliate" shall mean any Person directly or
     ---------
indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall include (a) any Person who is a manager, officer, director or beneficial owner of at least 10% of the then Equity Securities (on a fully diluted basis) of the Company (or other specified Person) and Family Members of any such Person, (b) any Person of which the Company (or other specified Person) or an Affiliate (as defined in clause
(a) above) of the Company (or other specified Person) shall, directly or indirectly, either beneficially own at least 10% of the then outstanding Equity Securities or constitute at least a 10% equity participant, and (c) in the case of a specified Person who is an individual, Family Members of such Person.

     Business Day. The term "Business Day" shall mean any day other than
     ------------
Saturday, Sunday, a federal holiday or other day on which commercial banks in the State of Rhode Island or in Cleveland, Ohio are required or permitted to close by law.

     Management. The term "Management" shall mean Stig Johansson, Joachiin
     ----------
Bauer, Eugene A. Rizzo, Kees Van Qphern, Neil Craven, Terje Nordahl, Edward Gross and Philip Poulter.

     Primus. The term "Primus" means PCF and PEF.
     ------

     Providence. The term "Providence" means Providence Equity Partners L.P. and
     ----------
Providence Equity Partners II L.P.

     Purchased Securities. The term "Purchased Securities" shall mean the Class
     --------------------
A Units being purchased by the Purchasers (including without limitation Primus) pursuant to Section 2.1 of this Agreement, the capital stock issued or issuable or otherwise received by the Purchasers and/or the holders of their Equity Securities in connection with the transactions contemplated by Section 4 of the Securityholders' Agreement and any Units, capital stock or other securities of the Company issued or issuable upon an exchange, conversion, reorganization, reclassification, recapitalization. merger, consolidation or other similar business transaction involving the Company, its Subsidiaries or otherwise.

     1.4  Sections 2.3(a) and (b) of the Securities Purchase Agreement are
          -----------------------
amended in their
entirety to read as follows:

     "(a) Prior to the date of this Amendment, each Purchaser other than PCF and PEF has purchased that number of Purchased Securities set opposite such Purchaser's name on Schedule 2.1 under the heading "Number of Purchased
                    ------------
Securities Owned As of June 30, 1998." On the date hereof PCF and PEE shall purchase, at the Per Unit Price, that number of Purchased Securities as is set opposite its name on Schedule 2.1 under the heading "Number of Purchased
                     ------------
Securities to Be Purchased On June 30, 1998", such that, after giving effect to such purchase, PCF and PEF will own, in the aggregate, that number of Purchased Securities as is equal to one-third the number of Purchased Securities then owned by Providence.

     At the Subsequent Closings held after June 30, 1998, subject to the terms and conditions set forth herein, the Company shall sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, at the Per Unit Price an aggregate of up to that number of Purchased Securities indicated on

Schedule 2.1 under the heading "Maximum Number of Purchased Securities to he
------------
Purchased at Subsequent Closings after June 30, 1998" (collectively', the "Additional Purchased Securities"). The maximum number of Additional Purchased Securities shall aggregate the maximum number of Class A Units to be purchased by all Purchasers as reflected on Schedule 2.1 less the aggregate number of Class A Units purchased at the Initial Closing and Subsequent Closings held prior to June 30, 1998.

     (b) The Company may, upon at least thirty (30) days prior written notice to each Purchaser given by the Company's Board of Directors (the "Call Notice"), designate a date (which shall be a Business Day) for the closing (a "Subsequent Closing") of the purchase by the Purchasers of Additional Purchased Securities (each a "Subsequent Closing Date"), which Call Notice shall specify the aggregate number of Additional Purchased Securities to be purchased by the Purchasers on such Subsequent Closing Date. The determination of whether to make a Call Notice shall be in the sole and absolute discretion of the Board of Directors. No Call Notices shall be given after March 31, 2002 without the written approval of the Majority Purchasers and, if Primus holds any Class A Units, the written approval of Primus. Notwithstanding the foregoing. the Company' shall be obligated to cause one or more Call Notices to be made to assure that the Company and its Subsidiaries have sufficient funds to pay the amounts owed to Management under the Employment Agreements from the date hereof to March 1, 1999 (the "Management Compensation Calls"'). Subject to the provisions of this Section 2.3, at each Subsequent Closing the Purchasers shall purchase the Additional Purchased Securities specified in the applicable Call Notice pro rata in proportion to the number of Purchased Securities held by each Purchaser on June 30, 1998 after giving effect to the purchases of Purchased Securities by PCF and PEF on June 30, 1998; provided, however, (A) no Purchaser shall be obligated to purchase more than that number of Purchased Securities as is set opposite such Purchaser's name on Schedule 2.1 under the heading "Maximum
                                         ------------
Total Number of Purchased Securities to be Purchased", (B) Management shall purchase Additional Purchased Securities in the ratio provided for in Section
3.1 of the LLC Agreement and (C) Primus' obligation to purchase more than an aggregate of 10 million Class A Units is subject to the provisions of Section 2.3(d) hereof. Each Subsequent Closing will take place at the offices of Edwards & Angell, LLP, One BankBoston Plaza, Providence, Rhode Island 02903 at 10:00 a.m. on the date specified in the Call Notice or at such other time, date and place as the Company and the Majority Purchasers may agree upon."

     1.5 Section 2.3 of the Securities Purchase Agreement is amended by adding the following subparagraph (d):

     "(d) On the earlier of (such earlier date being the "Election Date") (i) the date Primus receives a Call Notice which would obligate it to purchase Class A Units bringing the aggregate number of Class A Units purchased by Primus pursuant to this Agreement above 10 million and (ii) the date Primus receives written notice from Providence that Providence has made a firm commitment (which commitment shall be considered "firm" even if subject to customary conditions) to an unaffiliated third party, or to the Company for the benefit of an unaffiliated third party, to purchase a number of Class A Units that would result in Providence having purchased more than 30 million Class A Units pursuant to this Agreement (the "Commitment Notice"), Primus shall have a one time election (the "Election") to (A) reduce the maximum number of Class A Units to be purchased by Primus under this Agreement from 15 million Class A Units to any amount which is not less than 10 million Class A Units (the "Adjusted Primus Commitment") and/or (B) assign to one or more other private equity funds controlled by a majority of the current stockholders of Primus Venture Partners IV. Inc. (the "Permitted Assignees") its rights and obligations to purchase any amount of Class A Units up to that number of Class A Units as is equal to 15 million Class A Units less the Adjusted Primus Commitment. If Primus fails to make a timely election, Primus shall cease to have the right to reduce its commitment to purchase 15 million Class A Units under this Agreement. Primus shall make its Election by giving written notice thereof to Providence and the Company within 15 days after the Election Date (the "Election Notice"). Subject to the provisions of the next paragraph, Primus' failure to give a timely Election Notice shall be deemed a waiver of its rights under this Section 2.3(d). Primus' right to assign its rights and obligations to Permitted Assignees shall be conditioned upon the Permitted Assignees becoming parties to this Agreement and the Related Agreements to which Primus is then a party.

     In the event Providence does not purchase Additional Purchased Securities pursuant to the Call Notice referred to in clause (1) of the preceding paragraph or Providence is released from its commitment referred to in clause (ii) above or such commitment is terminated or expires, Primus will have the right to revoke its Election and again have the right to make an Election in accordance with the provisions of the preceding paragraph.

     To the extent that the maximum number of Class A Units to be purchased by Primus and its Permitted Assignees pursuant to this Agreement is reduced below 15 million Class A Units. the maximum commitment of Providence shall be increased on a dollar for dollar basis."

     1.6 Article VII of the Securities Purchase Agreement is amended by adding the following paragraph immediately prior to the last sentence of such Article.

     (d)  If to PCF or PEF, to them at:

          Primus Venture Partners IV, Inc.
          5900 Landerbrook Drive, Suite 200
          Mayfield Heights, Ohio 44124
          Attention:  Jonathan E. Dick
          Facsimile:  440-684-7342
          Telephone:  440-684-7360
          with a copy to:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention:  Ted H. Zook
          Facsimile:  312-861-2200
          Telephone:  312-861-2294

     1.7 Article VIII of the Securities Purchase Agreement is amended by adding the following sentence after the first sentence of such Article:

          "No modification to or amendment of this Agreement shall materially and disproportionately affect any Purchaser without the approval or consent of the Purchaser so affected and for so long as Primus owns any Class A Units no modification or amendment to Section 2.3(b), (c) or (d) or this Article VIII shall be made without the written consent of Primus."

     1.8 Article VIII of the Securities Purchase Agreement is amended by amending the proviso in the last sentence thereof to read as follows:

          "; provided that Providence and any private equity fund controlled directly or indirectly by a majority of the current managing directors of Providence's general partner, shall retain sufficient Purchased Securities to be the Majority Purchaser."

     SECTION 2.  Representations and Warranties.
                 ------------------------------

     2.1 The Company hereby represents and warrants to each Purchaser, and each Purchaser represents and warrants to the Company and the other Purchasers that
(I) it has full power and authority to execute and deliver this Amendment and to perform its obligations hereunder, (ii) it has taken all action necessary for the execution and delivery by it of this Amendment and the performance by it of its obligations hereunder, and (iii) this Amendment constitutes its valid and binding obligation enforceable against it in accordance with its terms except to the extent enforceability may be subject to bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally or the application of principles of equity, whether in an action at law or proceeding in equity.

     SECTION 3.  Reference to and Effect Upon the Securities Purchase Agreement.
                 --------------------------------------------------------------

     3.1 Except as specifically amended above, the Securities Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     3.2 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser under the Securities Purchase Agreement, nor constitute an amendment of any provision of the Securities Purchase Agreement, except as

     SECTION 4.  Expenses. The Company hereby agrees to pay all reasonable fees,
                 --------
costs and expenses incurred by Primus in connection with the transactions hereunder, including without limitation (i) the cost and expenses of preparing this Amendment, Amendment No. 3 to the Securityholders' Agreement and Amendment No. 1 to the Limited Liability Company Agreement (together, the "Primus Amendments"); (ii) the reasonable fees, expenses and disbursements of Kirkland & Ellis, Primus' counsel, in connection with the Primus Amendments; (iii) out-of-pocket fees, expenses and costs incurred by Primus in connection with their due diligence investigation of the Company and its Subsidiaries; and (iv) all fees including, without limitation, any recording fees, filing fees and documentary stamp and similar taxes, relating to the Primus Amendments.

     SECTION 5.  Governing  Law. This Amendment shall be governed by and
                 --------------
construed under the laws of Delaware as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

     SECTION 6.  Section Titles. The section titles contained in this Amendment
                 --------------
are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     SECTION 7.  Counterparts. This Amendment may be executed in any number of
                 ------------
counterparts, each of which when so executed shall be deemed an original hut all such counterparts shall constitute one and the same instrument.

     IN WITNESS WHEREOF. this Amendment has been duly executed and delivered by the parties hereto as of the day and year first above written.


                                             CARRIER ONE, LLC


                                             By:________________________________

                                             Name: Glenn M. Creamer
                                             Title: Chairman



     [Signature page to Amendment No. 3 to Securities Purchase Agreement]

                              PROVIDENCE EQUITY PARTNERS L.P.
                              By Providence Equity Partners L.L.C.,
                              its general partner


                              By:____________________________________

                              Name: Glenn M. Creamer
                              Title: Managing Director

                              PROVIDENCE EQUITY PARTNERS II L.P.,
                              By Providence Equity Partners L.L.C.,
                              its general partner


                              By:____________________________________

                              Name: Glenn M. Creamer
                              Title: Managing Director

                              _______________________________________
                              Stig Johansson

                              _______________________________________
                              Joachim Bauer

                              _______________________________________
                              Eugene A. Rizzo

                              _______________________________________
                              Kees Van Ophem

                              _______________________________________
                              Neil Craven

                              _______________________________________
                              Terje Nordahl

                              _______________________________________
                              Edward Gross

                              _______________________________________
                              Philip Poulter


           [Signature page to Amendment No. 3 to Purchase Agreement]

                      PRIMUS CAPITAL FUND IV
                      LIMITED PARTNERSHIP

                      By:    Primus Venture Partners IV Limited Partnership
                      Its:   General Partner

                      By:    Primus Venture Partners IV, Inc.
                      Its:   General Partner


                      By:_______________________________________________

                      Name:  Jonathan E. Dick
                      Title: Executive Vice President


                      PRIMUS EXECUTIVE FUND
                      LIMITED PARTNERSHIP

                      By:    Primus Venture Partners IV Limited Partnership
                      Its:   General Partner

                      By:    Primus Venture Partners IV, Inc.
                      Its:   General Partner


                      By:_______________________________________________

                      Name:  Jonathan E. Dick
                      Title: Executive Vice President



         [Signature page to Amendment No. 3 to Securities Purchase Agreement]